UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  December 19, 2022

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01— Entry into a Material Definitive Agreement

On December 19, 2022, LTC Properties, Inc. (“LTC”) entered into the First Amendment (the “Amendment”) to the Third Amended and Restated Credit Agreement dated November 19, 2021 (the “Credit Agreement”) with the participating banks thereto.

The Amendment updates the benchmark provisions to replace the London interbank offered rate (“LIBOR”) with the Secured Overnight Financing Rate (“SOFR”), plus a credit spread adjustment of 10 basis points, as the reference rate for purposes of calculating interest under the Credit Agreement.  Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

A copy of the Amendment is filed as Exhibit 10.1 hereto and is hereby incorporated by reference. Annex I to the Amendment included in Exhibit 10.1 constitutes the Credit Agreement as amended by the Amendment, marked to show changes. An unmarked copy of the Credit Agreement, as amended, is filed as Exhibit 10.2 hereto and is hereby incorporated by reference. The above summary of the Amendment and the Credit Agreement, as amended, is qualified in its entirety by reference to such filed exhibits.

Additionally, in connection with entering into the Amendment, LTC entered into amendments to its fixed interest rate swap agreements to account for SOFR as the updated reference rate in the Credit Agreement, as amended.

Item 9.01 — Financial Statements and Exhibits

10.1	First Amendment to the Third Amended and Restated Credit Agreement
10.2	Third Amended and Restated Credit Agreement, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: December 21, 2022	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman & CEO